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                                                                     EXHIBIT 23

                         [COOPERS & LYBRAND LETTERHEAD]




We consent to the inclusion in this Current Report on Form 8-K, which is incorporated by reference into Registration Statements on Form S-8 (file nos. 33-22847, 33-67920 and 333-06129) and Form S-3 (file no. 33-88190) of KRUG
International Corp., of our report dated March 21 1997, on our audits of the financial statements of Hago Products Limited. We also consent to the reference to our firm under the caption "Experts".




/s/ COOPERS & LYBRAND

Coopers & Lybrand
Southampton
England
March 26 1997